SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): JULY 28, 2004

VERTIS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET BALTIMORE, MARYLAND	21201
(Address of Principal Executive Offices)	(Zip Code)

(410) 528-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report

ITEM 9 AND ITEM 12.	REGULATION FD DISCLOSURE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 9 of Form 8-K, “Regulation FD Disclosure” and Item 12 of Form 8-K, “Results of Operations and Financial Conditions.”

On July 28, 2004, Vertis, Inc. announced its results of operations for the three and six months ended June 30, 2004.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.  Vertis, Inc. does not intend for this exhibit to be incorporated by reference into future filings under the Securities and Exchange Act of 1934.

EBITDA is included in this press release as it is the primary performance measure we use to evaluate our business segments.  EBITDA represents the sum of net income (loss), net interest expense, income taxes, depreciation and amortization of intangible assets.  We present EBITDA in the press release to provide additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements and because it is the measure by which we gauge the profitability of our segments.  EBITDA is not a measure of financial performance in accordance with accounting principles generally accepted in the United States of America.  You should not consider it as an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  Our calculation of EBITDA may be different than the calculation used by other companies and therefore comparability may be limited.  EBITDA as used by our management is reconciled to the net income (loss) in the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: Chief Financial Officer

Date: July 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 28, 2004, issued by Vertis, Inc.